 UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K/A
(Amendment No.1)

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): June 24, 2014

KVH Industries, Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware	0-28082
(State or Other Jurisdiction of Incorporation)	(Commission File Number)
05-0420589
(IRS Employer Identification No.)

50 Enterprise Center Middletown, RI	02842
(Address of Principal Executive Offices)	(Zip Code)
Registrant’s telephone number, including area code: (401) 847-3327
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions :

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.14d-2(b))

ITEM 4.01     CHANGE IN REGISTRANT'S CERTIFYING ACCOUNTANT.
On June 6, 2014, we filed a current report on Form 8-K to report that, on that date, we engaged Grant Thornton LLP (Grant Thornton) and dismissed KPMG LLP (KPMG) as our independent registered public accounting firm. We filed as an exhibit to that report a letter from KPMG addressed to the Securities and Exchange Commission with respect to the statements we made in the Form 8-K.
On June 24, 2014, we received from KPMG a revised letter with respect to the statements made in that Form 8-K, a copy of which is filed as Exhibit 16.1 hereto. The revised letter states KPMG’s belief that it was dismissed on June 4, 2014, rather than June 6, 2014.
Under the Charter of the Audit Committee of our Board of Directors, the Audit Committee has the sole authority to appoint and remove our independent registered public accounting firm. On June 4, 2014, the Audit Committee adopted a resolution authorizing the engagement of Grant Thornton as our independent registered public accounting firm, effective upon Grant Thornton’s acceptance of the engagement. The resolution also dismissed KPMG as our independent registered public accounting firm, effective only upon the engagement of Grant Thornton. Grant Thornton accepted the engagement on June 6, 2014; accordingly, KPMG’s dismissal as our independent registered public accounting firm was effective June 6, 2014.

ITEM 9.01     FINANCIAL STATEMENTS AND EXHIBITS.

(d)    Exhibits

Exhibit No.	Description
16.1	Letter dated June 24, 2014 from KPMG LLP to the Securities and Exchange Commission.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KVH INDUSTRIES, INC.
Date: June 26, 2014	BY:	/s/ PETER A. RENDALL
Peter A. Rendall
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
16.1	Letter dated June 24, 2014 from KPMG LLP to the Securities and Exchange Commission.